UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

_____________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) January 15, 2019

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Poverty Dignified, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-55558	46-3754609
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6428 W. Wilkinson Boulevard, Suite 305 Belmont, North Carolina	28012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (928) 713-2386

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Officer

On January 15, 2019, Kevin Lowther tendered his resignation as President and CEO of Poverty Dignified, Inc. (the “Company”). Mr. Lowther also resigned from the position of CEO of each of My Power Solutions, Inc., a wholly-owned subsidiary of the Company (“MPS”), My Power Solutions Bahamas, Inc., a wholly-owned subsidiary of MPS (“MPS Bahamas”), and Africhise, Inc., a wholly-owned subsidiary of the Company (“Africhise”). Mr. Lowther did not advise the Company, MPS, MPS Bahamas or Africhise of any disagreement with the Company, MPS, MPS Bahamas or Africhise on any matter relating to their operations, policies, or practices.

Appointment of Officer and Director

On January 15, 2019, Matthew D. Alpeter was named the new CEO of each of the Company, MPS, MPS Bahamas and Africhise. In addition, he was also appointed as a director to fill a vacancy on the Company’s Board of Directors. Mr. Alpeter will hold the position of Chairman of the Board of Directors. Mr. Alpeter is 54. He brings more than 30 years of technology development execution and production system operations expertise, as well as product management and continuous improvement experience.

From October 2010 to May 2018, Mr. Alpeter served as the lead IT Production Support manager in multiple lines of business at the Teachers Insurance and Annuity Associated of America-College Retirement Equities Fund (“TIAA”), where his focus was on enterprise systems, data processing and operational support processes for the Global Corporate Solutions Technology Group, Enterprise Financial Crimes Platform and TIAA Bank. Prior to that, Mr. Alpeter held a variety of operations and product development roles with Wachovia from May 2000 to June 2010, where he played a key role in online banking integration efforts related to Wachovia acquisitions. Mr. Alpeter also streamlined online customer support operations, strengthened the enterprise online financial management tools product line, and drove significant revenue growth through the internet banking channel for Wachovia. Mr. Alpeter graduated with honors from Oral Roberts University in 1987. He is an active member in the community and his local church and has been recognized for his service and philanthropy in the community related to financial literacy programs, foster care, and clean water projects. Mr. Alpeter was selected to serve on the Board of Directors because of his executive leadership experience and financial expertise.

Pursuant to Mr. Alpeter’s employment arrangement with the Company, he currently receives $200 per week for his services to the Company. Effective June 1, 2019, Mr. Alpeter will receive an annual salary of $60,000. The Company has also agreed to issue 1,000,000 shares of restricted stock to Mr. Alpeter, which will vest on the first anniversary of the grant date. Mr. Alpeter will not receive any additional compensation for his service as a director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POVERTY DIGNIFIED, INC.

Date: January 15, 2019	By:	/s/ George C. Critz, III
	Name:	George C. Critz, III
	Title:	Chief Financial Officer and Director

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